American Healthcare REIT

Investor Update

Second Quarter 2023

August 18, 2023

Dear Fellow Stockholder:



American Healthcare REIT, Inc., or AHR, the company, we, us or our, recently filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission, or SEC, and I am pleased to provide you with an update on the company's progress.

Property level results showed positive momentum in the second quarter and we were particularly pleased to see continued same-store growth in NOI for our SHOP and integrated senior health campuses segments. Our SHOP and integrated senior health campuses are structured so that we participate in the underlying property performance of each segment, as opposed to our leased segments from which we receive fixed rent payments. This participation for SHOP and integrated senior health campuses creates the potential for outsized NOI growth, and we are optimistic that the positive trend we have witnessed in both segments thus far in 2023 will carry on through the year and into 2024.

We are hopeful that continued growth in NOI will help to offset interest expense, which remains elevated and continues to put a damper on our earnings, due primarily to the impact of rising interest rates on our variable rate debt. We are addressing our variable rate debt in part by selling properties and using the proceeds to pay down variable rate debt. Year-to-date through June 30, we have sold over $90 million worth of properties and have additional properties that either sold after quarter end or are under contract to sell and anticipated to close by the end of the year. To further address our variable rate debt, we may look to additional property sales beyond those under contract, as well as opportunistic hedging of outstanding debt.

We continue to pursue the goal of creating liquidity for our stockholders, and, subsequent to quarter end, we filed an amended Registration Statement on Form S-11 with the SEC. The amended Registration Statement is another important step in a proposed underwritten public offering in conjunction with a listing of our common stock on the New York Stock Exchange. We are pleased to see improved activity in the initial public offering market in recent weeks, as well as better share price performance of publicly traded real estate investment trust, or REIT, peers. While these trends in the capital markets are encouraging, we are reminded that they are not in our control, and we remain focused on what we can control, such as the continued recovery in our property operations and strengthening our balance sheet. There can be no assurance if or when a liquidity event may occur, or what type of event it will be should it occur, but we remain diligent in preparing the company for the opportunity[3].

Should you have any questions, please do not hesitate to reach out to our Investor Relations department at 844-460-9414. We will, of course, continue to report back to you regularly.

Danny Prosky
President and Chief Executive Officer

(1) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the independent appraisals of such investments.
(2) Gross investment value is comprised of acquisition costs and subsequent capital expenditures, net of dispositions and impairments, that pertain to the company's pro rata ownership as of 6/30/23.
(3) There can be no assurance as to when, or even if, we will be able to complete a liquidity event or list our common stock.

Second Quarter 2023 Highlights

- Normalized funds from operations attributable to controlling interest, or NFFO, equaled $24.1 million, or $0.37 per common share, for the quarter ended Jun. 30, 2023. NFFO for the quarter ended Jun. 30, 2022 equaled $37.8 million, or $0.57 per common share.
- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, attributable to controlling interest, or FFO, equaled $27.6 million, or $0.42 per common share, for the quarter ended Jun. 30, 2023. FFO for the quarter ended Jun. 30, 2022 equaled $32.7 million, or $0.50 per common share.
- Net operating income, or NOI, totaled $80.4 million for the quarter ended Jun. 30, 2023. NOI for the quarter ended Jun. 30, 2022 totaled $77.6 million.
- Net loss totaled $11.9 million for the quarter ended Jun. 30, 2023 and $15.5 million for the quarter ended Jun. 30, 2022.
- As of Jun. 30, 2023, the company's property portfolio (excluding senior housing operating properties, or SHOP, and integrated senior health campuses) achieved a leased percentage of 92.5 percent and weighted average remaining lease term of 6.9 years. The company's portfolio of SHOP and integrated senior health campuses achieved leased percentages of 78.6 percent and 83.9 percent, respectively. Portfolio leverage[1] was 53.6 percent.
- As of Jun. 30, 2023, the company owned a 19.1 million-square-foot portfolio of 300 medical office buildings, senior housing facilities, skilled nursing facilities, or SNFs, hospitals and integrated senior health campuses located in 36 states, the United Kingdom and the Isle of Man, in addition to a real estate-related investment. The gross investment value[2] of the portfolio was approximately $4.4 billion.
- The company paid a quarterly distribution equal to an annualized distribution rate of $1.00 per share to its stockholders of record as of June 28, 2023, for the second quarter 2023.

* Please see financial reconciliation tables on page three of this update for more information regarding NFFO, FFO, NOI, and net loss.

PORTFOLIO OVERVIEW

All data presented as of 6/30/2023

19.1 million
Square Feet

300
Properties

$4.4 billion
Gross Investment Value[1]

10,982
Senior Housing Beds[2]

9,478
Skilled Nursing Beds[3]

PORTFOLIO COMPOSITION[4]



Integrated Senior Health Campuses 36.3%
SHOP 15.9%
SNFs 5.5%
Senior Housing — Leased 4.0%
Hospitals 2.9%
Debt Investment 2.0%
MOBs 33.4%

Leased Percentages[5]	
MOBs	89.7%
Hospitals	100%
SNFs	100%
Senior Housing – Leased	100%
SHOP	78.6%
Integrated Senior Health Campuses	83.9%

PROPERTY MAP



LEGEND
MOBs
Senior Housing — Leased
SHOP
SNFs
Integrated Senior Health Campuses
Hospitals

(1) Gross investment value is comprised of acquisition costs and subsequent capital expenditures, net of dispositions and impairments, that pertain to the company's pro rata ownership as of 6/30/23.
(2) Includes majority of our SHOP and portion of integrated senior health campuses related to a joint venture interest.
(3) Includes 135 SHOP beds and portion of integrated senior health campuses related to a joint venture interest.
(4) Based on gross investment value.
(5) Includes all third-party leased space of the properties (including master leases), except for our SHOP and integrated senior health campuses where leased percentage represents resident occupancy on the available units/beds therein.

FINANCIAL RECONCILIATION (FOR THE QUARTERS ENDED 6/30/2023 & 6/30/2022)

FFO and NFFO Reconciliation

	Three Months Ended June 30,	
	2023	2022
Net loss	$ (11,867,000)	$ (15,542,000)
Depreciation and amortization related to real estate — consolidated properties	44,663,000	39,939,000
Depreciation and amortization related to real estate — unconsolidated entities	95,000	420,000
Impairment of real estate investments — consolidated properties	—	17,340,000
Loss on dispositions of real estate investments — consolidated properties	2,072,000	73,000
Net income attributable to noncontrolling interests	(316,000)	(1,768,000)
Depreciation, amortization, impairments and loss on dispositions — noncontrolling interests	(7,073,000)	(7,744,000)
FFO attributable to controlling interest	$ 27,574,000	$ 32,718,000
Business acquisition expenses	$ 888,000	$ 1,757,000
Amortization of above- and below-market leases	455,000	699,000
Amortization of closing costs	68,000	58,000
Change in deferred rent	(180,000)	(1,278,000)
Non-cash impact of changes in equity instruments	1,593,000	1,001,000
Capitalized interest	(54,000)	(14,000)
Gain on debt extinguishments	—	(181,000)
Gain in fair value of derivative financial instruments	(4,993,000)	—
Foreign currency (gain) loss	(1,068,000)	3,607,000
Adjustments for unconsolidated entities	(179,000)	70,000
Adjustments for noncontrolling interests	43,000	(680,000)
NFFO attributable to controlling interest	$ 24,147,000	$ 37,757,000
Weighted average Class T and Class I common shares outstanding — basic and diluted	66,033,345	65,754,423
Net loss per Class T and Class I common share attributable to controlling interest — basic and diluted	$ (0.19)	$ (0.26)
FFO per Class T and Class I common share attributable to controlling interest — basic and diluted	$0.42	$0.50
NFFO per Class T and Class I common share attributable to controlling interest — basic and diluted	$0.37	$0.57

NOI Reconciliation

	Three Months Ended June 30,	
	2023	2022
Net loss	$ (11,867,000)	$ (15,542,000)
General and administrative	11,774,000	10,928,000
Business acquisition expenses	888,000	1,757,000
Depreciation and amortization	44,701,000	39,971,000
Interest expense	35,997,000	20,345,000
Loss on dispositions of real estate investments	2,072,000	73,000
Impairment of real estate investments	—	17,340,000
Loss (income) from unconsolidated entities	113,000	(638,000)
Foreign currency (gain) loss	(1,068,000)	3,607,000
Other income	(2,589,000)	(469,000)
Income tax expense	348,000	205,000
NOI	$ 80,369,000	$ 77,577,000

This investor update contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to: our expectations regarding continued NOI growth for SHOP and integrated senior health campuses; management's expectations regarding the performance of our business, liquidity and continued success; our ability to address variable rate debt and interest expense; our ability to close additional property sales; and our ability to complete the proposed public offering and a liquidity event or listing. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in the Securities Act and Exchange Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statements were made. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management, and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation: (1) changes in economic conditions generally and the real estate market specifically; (2) the continuing adverse effects of the COVID-19 pandemic, including its effects on the healthcare industry, senior housing and SNFs, and the economy in general; (3) legislative and regulatory changes, including changes to laws governing the taxation of REITs; (4) the availability of capital; (5) our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due; (6) our ability to maintain our qualification as a REIT for U.S. federal income tax purposes, (7) changes in interest rates, including uncertainties about whether and when interest rates will continue to increase, and foreign currency risk; (8) competition in the real estate industry; (9) changes in policies and guidelines under U.S. generally accepted accounting principles applicable to REITs; (10) the success of our investment strategy; (11) information technology security breaches; (12) our ability to retain our executive officers and key employees; (13) unexpected labor costs and inflationary pressures; and (14) any of the other risks included in our periodic reports as filed with the SEC. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements in this investor update.

18191 Von Karman Avenue, Suite 300
Irvine, CA 92612
949.270.9200 | **www.AmericanHealthcareREIT.com**